JNL/AQR MANAGED FUTURES STRATEGY FUND LTD.
                       INVESTMENT SUB-ADVISORY AGREEMENT


     This AGREEMENT is effective this 10th day of June, 2011, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and AQR CAPITAL MANAGEMENT, LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

     WHEREAS, Adviser is the investment manager for the JNL/AQR Managed Futures Strategy Fund ("Fund") a series of the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement ("Management Agreement") dated as of January 31, 2001, with the Trust, and amended the Management Agreement on August 29, 2011 to add the Fund;

     WHEREAS, the Adviser and Sub-Adviser are contemporaneously entering in to a sub-advisory agreement with respect to sub-advisory services to the Fund ("Fund Sub-Advisory Agreement");

     WHEREAS, JNL/AQR Managed Futures Strategy Fund Ltd. (the "Company") is a wholly owned subsidiary of the Fund;

     WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement ("Management Agreement") dated as of June 10, 2011 with the Company; and

     WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.	APPOINTMENT. Adviser hereby  appoints  Sub-Adviser  to provide certain sub-investment advisory services to the Company for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.	DELIVERY OF DOCUMENTS.  Adviser  has  or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

     a.	The Memorandum of  Association  and  Articles  of  Association  of the
Company, and all amendments thereto or restatements thereof (such Memorandum and Articles as presently in effect and as it shall from time to time be amended or restated, is herein called the "Memorandum of Association");

     b. The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments provide disclosure regarding the Company; and

     c. Resolutions of the Board of Directors of the Company (the "Board of Directors") authorizing the appointment of Sub-Adviser and approving this Agreement.

     3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Board of Directors, Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and invest and reinvest, all assets of the Company and place all orders for the purchase and sale of securities and other financial instruments, including foreign or domestic securities or other financial instruments or property (including, without limitation, commodities and commodities-related instruments, financial futures, options or other derivative instruments of any type), all on behalf of the Company. In the performance of its duties, Sub-Adviser will monitor the Company's investments, and will comply with the provisions of Memorandum of Association, as amended from time to time, and make investment decisions in conformity with the stated investment objectives, policies and restrictions of the Company as set forth in the applicable provisions of the Fund's Registration Statement, which may be amended or supplemented from time to time, provided Sub-Adviser has received prior notice of any changes made to the investment objective, policies and restrictions of the Company and has been given a reasonable amount of time to implement any changes or amendments to such documentation, investment objectives, policies and restrictions. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Company and to consult with each other regarding the investment affairs of the Company. Sub-Adviser will report to the Board of Directors and to Adviser with respect to the implementation of such program.

     Notwithstanding any other provision of this Agreement, the Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of the Company on the basis of any information which might cause such purchase or sale to, in the Sub-Adviser's reasonable opinion, constitute a violation of any applicable laws, rules or regulations.

     The  Sub-Adviser  further  agrees  that  it:

     a)	Will use the same skill and care in providing such services as it uses in providing services to its other client mandates for which it has investment responsibilities;

     b)	In  providing services hereunder  to  the  Company, will act in strict conformity with the applicable provisions of: Cayman Islands law, the 1940 Act, the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the Securities Exchange Act of 1934, as amended ("1934 Act") and will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities, including but not limited to compliance with Rule 38a-1 under the 1940 Act and Rule 206(4)-7 under the Advisers Act;

     c) Exercise voting rights in respect of Company's portfolio securities and other investments consistent with its fiduciary duties hereunder;

     d) Will report regularly to Adviser and to the Board of Directors, and periodically to the Trust's Board of Trustees (the "Board of Trustees"), as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser, the Board of Directors, and the Board of Trustees at reasonable times agreed to by the Adviser and Sub-Adviser, the management of the Company, including, without limitation, review of the general investment strategies of the Company, the performance of the Company in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

     e)	Will prepare and  maintain  such books and records with respect to the
Company's securities transactions in accordance with applicable law, and will furnish Adviser and Board of Directors such periodic and special reports as the Adviser may reasonably request;

     f) Will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and investment objectives hereunder;

     g) Will treat confidentially and as proprietary information of Company all such records and other information relative to the Company maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Company, provided, however, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser; and

     h) Will provide investment reporting on, and evaluation of, the Company's investments and provide statistical information the Adviser may reasonably request with regard to existing or potential securities holdings of the Company.

     4. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of the Company or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Company. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Company. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

     The  Sub-Adviser  is   authorized,  as  agent  of  the  Adviser,   to  give
instructions to the Company's custodian with respect to the assets of the Company in order to carry out its duties under the terms of this Agreement, including with respect to the delivery of securities and other investments and payments of cash for the account of the Company. The Sub-Adviser shall have no liability for the acts or omissions of any custodian of the Company's assets. The Sub-Adviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the Company and Fund's custodian of investments that require segregation and appropriate assets for segregation.

     5.	BROKERAGE.

     (a)	The Sub-Adviser  is  responsible  for  and  is hereby appointed as the
Adviser's  agent  with the authority to act in regard to making decisions to buy and sell securities for the Company, broker-dealer selection, and negotiation of brokerage  commission rates. Sub-Adviser shall have the express authority to (i)
place  orders  for  the execution of such securities transactions, including any derivative transactions, with or through such brokers, dealers, foreign currency dealers,  futures commission merchants ("FCM") or issuers as the Sub-Adviser may reasonably  select;  (ii)  negotiate, execute and enter into brokerage contracts and  other  trading  agreements,  including  but not limited to, futures account agreements,  ISDA Master Agreements and other trading documents related thereto, on  behalf  of  the  Company,  and (iii) negotiate, open, continue and terminate brokerage  accounts  and  other  brokerage  arrangements  with  respect  to  all portfolio  transactions entered into by Sub-Adviser on behalf of the Company. In order  to meet margin or collateral requirements for futures, forwards and other derivative  instruments,  the  Sub-Adviser  may  direct  payments  of cash, cash equivalents,  and  securities and other property into segregated accounts or FCM accounts  established  hereunder  as  the  Sub-Adviser  deems  desirable  or appropriate,  provided  that  Sub-Adviser's  actions  are in accordance with the terms  of  this  Agreement,  and  applicable  law;

     (b) Sub-Adviser will provide copies of brokerage agreements entered into by the Company to the Adviser, if applicable. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution", which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker; and

     (c) Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; the broker's execution capabilities and any research provided by the broker that aids the Sub-Adviser's investment decision-making process; and the value of the expected contribution of the broker-dealer to the investment performance of the Company on a continuing basis. Subject to such policies and procedures and other written instructions as the Adviser or the Board of Directors may adopt, the Sub-Adviser shall have discretion to effect investment transactions through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the 1934 Act, and to cause the Company to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to the Company and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act. Allocation of orders placed by the Sub-Adviser on behalf of the Company to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore.

     6.	EXPENSES.  The Sub-Adviser shall  bear  all expenses incurred by it in connection with the performance of its services under this Agreement other than the cost (including brokerage commissions, transactional fees and taxes, if any) incurred in connection with purchases and sales of the Company's portfolio securities.. The Company will bear the costs or other expenses to be incurred in its operations, as agreed to by the Company, the Fund and the Adviser.

     7.	COMPENSATION.  For the services  provided  and  the  expenses  assumed pursuant to this Agreement, for sub-advisory services to the Company and as sub-adviser to the Fund the Adviser to the Fund will pay and the Sub-Adviser agrees to accept as full compensation therefore, a single sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Fund in accordance with Schedule B of the Fund Sub-Advisory Agreement. Thus, no separate compensation shall be payable under this Agreement.

     8.	SERVICES TO OTHERS.  Adviser understands, and has advised the Board of
Directors, that Sub-Adviser, its affiliates, principals, members, directors, officers and employees now, or may in the future render the same, similar or dissimilar services, including investment advisory and management services, to others, including investment companies, funds, firms, individuals, associations or accounts. Adviser has no objection to Sub-Adviser acting in such capacities and Sub-Adviser, its affiliates, principals, members, directors, officers and employees shall not be limited or restricted from providing such services, provided that whenever the Company and one or more other investment advisory clients of Sub-Adviser, its affiliates, principals, members, directors, officers and employees have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-Adviser may group orders for the Company with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by the Company. Adviser recognizes, and has advised the Board of Directors, that in some cases this procedure may adversely affect the size and the opportunities of the position that the Company may obtain in a particular security. In addition, Adviser understands, and has advised the Board of Directors, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     9.	LIMITATION  OF  LIABILITY.  Sub-Adviser,  its  officers,  directors, employees, agents or affiliates will not be subject to any liability to the Trust, Adviser or the Company or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Company, the Trust, any shareholder of the Company or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Cayman Island, and United States' State and Federal securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

     Under no circumstances shall any party hereto be liable to another for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

     10.	INDEMNIFICATION.  Adviser and  the Sub-Adviser each agree to indemnify the  other  party  (and  each  such party's affiliates, employees, directors and officers)  against  any  claim, damages, loss or liability (including reasonable attorneys'  fees)  arising  out  of  any  third  party claims brought against an indemnified  party  that  are  found  to constitute willful misfeasance or gross negligence  on  the  part  of  the  indemnifying  party.

     11.	DURATION AND TERMINATION. This Agreement will become effective as to the  Company  upon  execution or, if later, on the date that initial capital for the  Company  is  first provided to it and, unless sooner terminated as provided herein,  will  continue  in effect for two years from the date of its execution.
Thereafter,  if  not  terminated,  this  Agreement  will  continue in effect for successive periods of 12 months, provided that such continuation is specifically approved  at  least  annually  by  the  Board  of Directors. Notwithstanding the foregoing,  this Agreement may be terminated at any time, without the payment of any  penalty,  on  sixty  days' written notice by the Adviser, or on sixty days'
written  notice by the Sub-Adviser. This Agreement will immediately terminate in the  event  of  its  assignment.  Sections  9  and  10  herein shall survive the termination  of  this  Agreement.

     12.	CONFIDENTIAL  TREATMENT. It is understood  that  any  information or recommendation  supplied  by, or produced by, Sub-Adviser in connection with the performance  of  its obligations hereunder is to be regarded as confidential and for  use  only  by  the  officers, directors or employees of the Adviser and the
Company  that have a need to know such information in connection with its duties and  obligations and shall not be disclosed to any third party without the prior consent  of the Sub-Adviser, the Adviser and the Company. Furthermore, except as required by law, or as agreed to by the Adviser and Sub-Adviser, the Adviser and
Company  will  not  disclose  any  list  of  securities  held  by  the  Company.

     13.	USE OFNAME:If the Sub-Adviser shall cease to furnish services to the
Company  under this Agreement or similar contractual arrangement, for any reason whatsoever,  the  Company  or  the  Adviser,  at  its  expense:

     (a)	as  promptly as  practicable, shall take all necessary action to cause the  Prospectus,  Statement of Additional Information, Memorandum of Association
and  any  other  relevant  documentation to be amended to accomplish a change of name  to  eliminate any reference to "AQR Capital Management, LLC" or "AQR"; and

     (b)	within 60 days after the termination of this Agreement or such similar contractual  arrangement, shall cease to use in any other manner, including, but not  limited  to,  use in any sales literature or promotional material, the name
"AQR  Capital Management, LLC" or any name, mark or logo type derived from it or similar  to  it  or  indicating  that  the  Company  is  managed by or otherwise associated  with  the  Sub-Adviser  or  misleadingly  implying  a  continuing relationship  between  the Company and the Sub-Adviser or any of its affiliates, unless  such use is with respect to reporting historical performance information of the Company during a period when such use of name was authorized or as agreed upon  by  both  parties.

     14.	ENTIRE  AGREEMENT;  AMENDMENT  OF  THIS  AGREEMENT.  This  Agreement
constitutes  the  entire  agreement  between  the  parties  with  respect to the
Company.  No  provision  of this Agreement may be changed, waived, discharged or terminated  orally,  but  only  by  an instrument in writing signed by the party against  which  enforcement  of  the change, waiver, discharge or termination is sought.

     15.	NOTICE. Any notice under this Agreement shall be in writing, addressed and  delivered or mailed, postage prepaid, to the other party at such address as designated  herein.

     a)	TO  ADVISER:
          Jackson National Life Insurance Company
          1 Corporate Way
          Lansing, MI 48951
          Attn: Legal Department - Contracts Administrator

     b)	TO  SUB-ADVISER:
		AQR Capital Management , LLC
		Two Greenwich Plaza, 3rd Floor
		Greenwich, CT 06830
		Attention:  Brendan Kalb

16.	MISCELLANEOUS. The  captions in this Agreement are included for convenience of  reference only and in no way define or limit any of the provisions hereof or otherwise  affect  their  construction  or  effect.  If  any  provision  of this
Agreement  is  held  or  made  invalid  by  a  court  decision, statute, rule or otherwise,  the remainder of this Agreement will be binding upon and shall inure to  the  benefit  of  the  parties  hereto.

     17.	APPLICABLE LAW.  This  Agreement shall be construed in accordance with applicable  federal  law  and  the  laws  of  the  State  of  Illinois.

     18.	COUNTERPART  SIGNATURES.  This Agreement  may  be  executed in several counterparts,  including  via  facsimile,  each of which shall be deemed an original  for  all  purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 10th day of June, 2011.

JACKSON NATIONAL ASSET MANAGEMENT, LLC

By: /s/ Mark D. Nerud
Name: Mark D. Nerud
Title:President and Chief Executive Officer


AQR CAPITAL MANAGEMENT, LLC

By:/s/ Emily A. Locher
Name: Emily A. Locher
Title: Deputy General Counsel